Exhibit 23











                    CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Energy East Corporation on Form S-3 (Registration No. 033-54155) and on S-8 (Registration Nos. 33-54993, 333-16201, 333-
27517 and 333-69079)of our report dated January 29, 1999, on our audits of the consolidated financial statements and financial statement schedule of Energy East Corporation and Subsidiaries as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997, and 1996, which report is included in this Annual Report on form 10-K.




PricewaterhouseCoopers LLP
New York, New York
March 26, 1999